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
                                                                    ------
                                     FOR      AGAINST    ABSTAIN

                                                                              I Plan to Attend the Meeting.
1. Approve and Adopt the                                           ------
   Agreement and Plan of Merger,
   the Merger and the
   Transactions Contemplated
   thereby.
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   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
   BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
   VOTED FOR THE PROPOSAL, STATED ABOVE.

Signature
---------------------------------------- Dated
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Signature
---------------------------------------- Dated
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
                                                                            --------------------------------------------------------
Please sign exactly as name appears above. When shares are held by joint    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
tenants, both should sign. When signing as attorney, executor,               PROMPTLY USING THE ENCLOSED ENVELOPE.
administrator, trustee or guardian, please give full title as such. If a
corporation, please sign in full corporate name by President or other       --------------------------------------------------------
authorized officer. If a partnership, please sign in partnership name by authorized person.
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